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                                                                    EXHIBIT 21.1

                      LKQ CORPORATION AND ITS SUBSIDIARIES

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                                                 JURISDICTION            ASSUMED NAMES
                                                 ------------            -------------
1.     Akron Airport Properties, Inc.            Ohio
2.     Black Horse Auto Parts, Inc.              Florida                 Lents Auto Parts; LKQ Auto
                                                                         Parts of Orlando
3.     Damron Holding Company, LLC               Delaware                LKQ North Florida; LKQ
                                                                         Melbourne; LKQ Service
                                                                         Center of Crystal River; LKQ
                                                                         Fort Myers
4.     DAP Trucking, Inc.                        Florida
5.     DAP Trucking, LLC                         Florida
6.     LKQ 250 Auto, Inc.                        Ohio
7.     LKQ All Models Corp.                      Arizona                 Wholesale Auto Recyclers; Cars
                                                                         `n More
8.     LKQ Atlanta, L.P.                         Delaware                LKQ Carolina
9.     LKQ Auto Parts of Central                 California
       California, Inc.
10.    LKQ Auto Parts of Memphis, Inc.           Arkansas
11.    LKQ Auto Parts of North Texas, Inc.       Delaware
12.    LKQ Auto Parts of North Texas, L.P.       Delaware
13.    LKQ Auto Parts of Orlando, LLC            Florida
14.    LKQ Auto Parts of Utah, Inc.              Utah
15.    LKQ Best Automotive Corp.                 Delaware
16.    LKQ Best Automotive, L.P.                 Delaware                LKQ Auto Parts of South Texas;
                                                                         A-1 Auto Salvage Pick & Pull
17.    LKQ Birmingham, Inc.                      Alabama
18.    LKQ Broadway Auto Parts, Inc.             New York
19.    LKQ Corporation                           Delaware
20.    LKQ Crystal River, Inc.                   Florida                 LKQ Fort Myers
21.    LKQ Gorham Auto Parts Corp.               Maine
22.    LKQ Great Lakes Corp.                     Indiana
23.    LKQ Holding Co.                           Delaware
24.    LKQ Hunts Point Auto Parts Corp.          New York                Partsland USA; LKQ Auto Parts
                                                                         of Eastern Pennsylvania; LKQ
                                                                         Auto Parts
25.    LKQ John's Westside Corp.                 Oregon                  Northwest Cylinder Heads
26.    LKQ Lakenor Auto &                        California              LKQ of Southern California;
       Truck Salvage, Inc.                                               LKQ of Las Vegas
27.    LKQ Management Company                    Delaware
28.    LKQ Mid-America Auto Parts, Inc.          Kansas                  Mabry Auto Salvage
29.    LKQ Mid-Atlantic, Inc.                    Pennsylvania
30.    LKQ Midwest Auto Parts Corp.              Nebraska                Midwest Foreign Auto
31.    LKQ of Indiana, Inc.                      Indiana
32.    LKQ of Michigan Inc.                      Michigan
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                                                 JURISDICTION            ASSUMED NAMES
                                                 ------------            -------------
33.    LKQ of Nevada, Inc.                       Nevada
34.    LKQ of Stockton, Inc.                     California
35.    LKQ of Tennessee, Inc.                    Tennessee
36.    LKQ Raleigh Auto Parts Corp.              North Carolina
37.    LKQ Route 16 Used Auto Parts, Inc.        Massachusetts
38.    LKQ Salisbury, Inc.                       North Carolina
39.    LKQ Savannah, Inc.                        Georgia
40.    LKQ Smart Parts, Inc.                     Delaware
41.    LKQ Smart Parts, L.P.                     Delaware
42.    LKQ Star Auto Parts, Inc.                 Delaware
43.    LKQ Star Auto Parts, L.P.                 Delaware
44.    LKQ TriplettASAP, Inc.                    Ohio
45.    Redding Auto Center, Inc.                 California              LKQ Auto Parts of Northern
                                                                         California
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